Exhibit 32

Certificate Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the PBSJ Corporation (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The PBSJ Corporation
(Registrant)

Dated: February 13, 2009	/s/ John B. Zumbalt III
John B. Zumwalt
Chairman of the Board and
Chief Executive Officer

Dated: February 13, 2009	/s/ Donald J. Vrana
Donald J. Vrana
Senior Vice President, Treasurer and
Chief Financial Officer